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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF AMERICAN PHYSICIANS CAPITAL, INC.

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                                                                                  JURISDICTION OF
                            NAME                                             INCORPORATION/ORGANIZATION
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
American Physicians Assurance Corporation                                             Michigan

Insurance Corporation of America                                                      Michigan

APSpecialty Insurance Corporation                                                     Michigan

APDirect Sales, LLC                                                                   Michigan

APIndemnity Ltd.                                                                       Bermuda

APCpnsulting, LLC                                                                     Michigan

APManagement Ltd.                                                                      Bermuda

Alpha Advisors, Inc.                                                                  Illinois

American Physicians Capital Statutory Trust I                                        Connecticut

APCapital Trust II                                                                    Delaware

Physicians Insurance Company                                                           Florida
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